Exhibit 10.1

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Assignment”), dated as of January 13, 2012, is made and entered into by and among HH-HACII, L.P., a Delaware limited partnership (the “Seller”) and the party identified on the signature page hereto (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Assignment, the Seller wishes to assign an aggregate of 10,714 shares (the “Shares”) of common stock (“Common Stock”) of the Hicks Acquisition Company II, Inc. (the “Company”) to the Buyer and the Buyer wishes to purchase the Shares from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Shares. Seller hereby assigns 10,714 Shares to the Buyer, of which 2,143 Shares (the “Buyer Earnout Shares”) shall be subject to forfeiture by the Buyer in the event that the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within twenty-four (24) months following the closing of the Company’s initial business combination (as described in the Company’s registration statement on Form S-1, as amended (File Number 333-167809) (the “Registration Statement”)). The Buyer has paid to the Seller an aggregate amount of Fifty Dollars ($50) (the “Purchase Price”), in consideration of the assignment of the Shares.

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Investment Representations. The Buyer represents and warrants, with respect to himself only, as follows: The Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. The Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on the Buyer (as described in the Registration Statement). The Buyer further understands that any certificates evidencing the Shares bear a legend referring to the foregoing transfer restrictions. The Buyer also acknowledges and hereby agrees that the Buyer shall return to the Company for cancellation, at no cost, the Buyer Earnout Shares in the event that the last sales price of the Company’s stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within twenty-four (24) months following the closing of the Company’s initial business combination (as described in the Registration Statement). The Shares are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Buyer is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. In the event the Buyer does not join the Board of Directors of the Company upon the listing of any of the Company’s securities on the NASDAQ Stock Market (whether and either at the election of the Company or the Buyer for any reason), then the Buyer shall promptly return the Shares to the Company.

Section 4. Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth above.

HH-HACII, L.P.

By:	HH-HACII GP, LLC,
its general partner

By:	/s/ Thomas O. Hicks
Name: Thomas O. Hicks
Title: Manager

BUYER:

/s/ James C. Musselman
James C. Musselman

Signature Page to Securities Assignment Agreement